UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐Preliminary Proxy Statement

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☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

AVEO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 12, 2019 for AVEO Pharmaceuticals, Inc.

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to the annual meeting and voting instructions, go to www.proxydocs.com/AVEO. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2019 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for our Annual Meeting, please make this request on or before June 2, 2019.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/AVEO

Proxy Materials Available to View or Receive:
Annual Report and Proxy Statement

Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/AVEO	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

AVEO Pharmaceuticals, Inc. Notice of Annual Meeting

Meeting Type:	Annual Meeting
For holders as of:	April 15, 2019
Date:	Wednesday, June 12, 2019
Time:	10:00 a.m. (Eastern Time)
Place:	Donnelley Financial Solutions, 20 Custom House Street, 7th Floor, Boston, MA 02110

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposal 2, 3, 4, 5 and 6.

1. To elect five directors, each to serve for a one-year term expiring at the 2020 annual meeting of stockholders

   Nominees: (1) Michael P. Bailey
   (2) Kenneth M. Bate
   (3) Anthony B. Evnin, Ph.D.
   (4) Gregory T. Mayes
   (5) Robert C. Young, M.D.

2. To approve an advisory vote on executive compensation.
3. To approve the AVEO Pharmaceuticals, Inc. 2019 Equity Incentive Plan.
4. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 250,000,000 to 500,000,000.
5. To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-5 and not more than 1-for-15, and a proportionate reduction in the number of authorized shares of common stock, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of our board of directors.
6. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Note: To conduct any other business properly brought before the Annual Meeting.

Vote In-Person Instructions: While we encourage stockholders to vote by the means indicated above, a stockholder is entitled to vote in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please register with the Inspector of Elections at the desk marked "Stockholder Registration" at the entrance to receive a ballot. Proper photo ID is required. Ballots should be returned to the Inspector of Elections in order to be counted. Additionally, a stockholder who has submitted a proxy before the meeting may revoke that proxy in person at the Annual Meeting.